Filed Pursuant to Rule 424(b)(3)

Registration No. 333-256598

STRATEGIC STORAGE TRUST VI, INC.

SUPPLEMENT NO. 1 DATED APRIL 7, 2022

TO THE PROSPECTUS DATED MARCH 17, 2022

This document supplements, and should be read in conjunction with, the prospectus of Strategic Storage Trust VI, Inc. dated March 17, 2022. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to disclose:

•
the status of our offerings;
•
an update to our suitability standards;
•
our acquisition of properties located in Vancouver, Washington and Portland, Oregon;
•
an update to our sponsor’s acquisition allocation policy;
•
our second quarter 2022 distribution declaration;
•
a revised subscription agreement; and
•
a revised distribution reinvestment plan.

Our Offering

Pursuant to our private offering, which terminated on March 17, 2022, we sold approximately $99.8 million in Class P shares, or approximately 10.5 million Class P shares. On March 17, 2022, our public offering was declared effective. As of April 7, 2022 we had not sold any shares in connection with our public offering. As of April 7, 2022, approximately $1.1 billion in shares remained available for sale in our public offering, including shares available pursuant to our distribution reinvestment plan.

Suitability Standards

The suitability standard applicable to Missouri investors contained on page i of our prospectus is hereby removed and replaced with the following:

•
For Missouri Residents - No more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in our shares.

Acquisitions of Properties

Vancouver, Washington Property

On March 25, 2022, an affiliate of SmartStop Self Storage REIT, Inc. assigned its interest in a purchase and sale agreement (the “Vancouver Purchase Agreement”) with an unaffiliated third party for the acquisition of a self storage facility located in Vancouver, Washington (the “Vancouver Property”) to a wholly-owned subsidiary of our Operating Partnership.

On March 29, 2022, we closed on the acquisition of the Vancouver Property. The Vancouver Property is a self storage facility that contains approximately 99,200 net rentable square feet of storage space and 1,090 self storage units. The purchase price for the Vancouver Property was approximately $25.0 million, plus closing costs and an acquisition fee equal to approximately $250,000 which was paid to our advisor. We funded such acquisition with net proceeds from our private offering.

Portland, Oregon Property

On March 25, 2022, an affiliate of SmartStop Self Storage REIT, Inc. assigned its interest in a purchase and sale agreement (the “Portland Purchase Agreement”) with an unaffiliated third party for the acquisition of a self storage facility located in Portland, Oregon (the “Portland Property”) to a wholly-owned subsidiary of our Operating Partnership.

On March 31, 2022, we closed on the acquisition of the Portland Property. The Portland Property is a self storage facility that contains approximately 56,500 net rentable square feet of storage space and 520 self storage units. The purchase price for the Portland Property was approximately $15.0 million, plus closing costs and an acquisition fee equal to approximately $150,000 which was paid to our advisor. We funded such acquisition with net proceeds from our private offering.

Acquisition Allocation Policy

The description of our sponsor’s acquisition allocation policy contained within the “Management—Certain Conflict Resolution Procedures” section of our prospectus is hereby removed and replaced with the following:

The following information reflects the current acquisition allocation policy among us, SmartStop, SSGT III, and any other programs sponsored by our sponsor.

In the event that an investment opportunity becomes available, our sponsor will first allocate such investment opportunity to SmartStop. For portfolios of properties with an aggregate purchase price of $250 million or more, our sponsor will present the opportunity for consideration by the board of directors of SmartStop. If SmartStop declines or fails to take action with respect to the investment opportunity, our sponsor will allocate such investment opportunity to another program sponsored by our sponsor based on the following factors:

•
the investment objectives of each program;
•
the amount of funds available to each program;
•
the financial and investment characteristics of each program, including investment size, potential leverage, transaction structure and anticipated cash flows;
•
the strategic location of the investment in relationship to existing properties owned by each program;
•
the effect of the investment on the diversification of each program’s investments; and
•
the impact of the financial metrics of the investment on each program.

If, after consideration of the foregoing factors, our sponsor determines that an investment opportunity is suitable for two or more entities sponsored by our sponsor, then our sponsor will allocate such investment opportunity among the entities in its sole and absolute discretion. Any proposed amendments to this acquisition allocation policy requires approval of the Nominating and Corporate Governance Committee of SmartStop (consisting of the independent directors of the SmartStop board).

Second Quarter 2022 Distribution Declaration

On March 25, 2022, our board of directors declared a daily cash distribution in the amount of $0.001644 per day per share on the outstanding shares of common stock payable to Class A, Class T, Class W, and Class P stockholders of record of such shares as shown on our books as of the close of business on each day of the period commencing on April 1, 2022 and ending June 30, 2022. In connection with this distribution, for the stockholders of Class T shares, after the stockholder servicing fee is paid, approximately $0.001370 per day will be paid per Class T share and for the stockholders of Class W shares, after the dealer manager servicing fee is paid, approximately $0.001515 per day will be paid per Class W share. Such distributions payable to each stockholder of record during a month will be paid on such date of the following month as our Chief Executive Officer may determine.

Subscription Agreement

The subscription agreement contained in Appendix A to the prospectus is hereby removed and replaced with the subscription agreement attached as Appendix A hereto.

Distribution Reinvestment Plan

The distribution reinvestment plan contained in Appendix B to the prospectus is hereby removed and replaced with the distribution reinvestment plan attached as Appendix B hereto.

APPENDIX A

SUBSCRIPTION AGREEMENT

APPENDIX A SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS Any person(s) desiring to subscribe for shares of common stock (the “Shares”) in Strategic Storage Trust VI, Inc. (the “Company”) should carefully read and review the prospectus, as supplemented and amended to date (the “Prospectus”), and if he/she/they desire(s) to subscribe for Shares, complete the Subscription Agreement that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please type the information or print in ballpoint pen. AN INVESTMENT IN STRATEGIC STORAGE TRUST VI, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR’S SUBSCRIPTION IS ACCEPTED, THEN THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR. (1) INVESTMENT Enter the Investment Amount to be invested in either Class A, Class T, or Class W Shares. Please refer to our Prospectus, including the “Questions and Answers About This Offering” section, for a description of our share classes and which classes are available for specific investors. Payment for the full price of the Shares subscribed for should be made payable to Strategic Storage Trust VI, Inc. Select the share class to specify your subscription to either Class A, Class T, or Class W Shares. Indicate your method of payment — either by mail, or by wire — and fill out the specified information for your method of payment. Class W Shares are only available for purchase by certain categories of purchasers. Class W Shares may only be sold to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund, or other institutional investor, or (vi) are a part of any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to the Prospectus. Waiver of Commission Only: For sales of Class A shares, if you are eligible for a waiver of sales commissions, check this box and then also check the box that describes the reason you are eligible. Waiver of Commission and Dealer Manager Fee: For sales of Class A shares, check this box if you are eligible for a waiver of sales commissions and the dealer manager fee, as described. Registered Representative – Waiver or Reduction of Commission: Check this box if you are eligible for a waiver or reduction of the selling commission, as allowed by a participating Broker-Dealer. Enter the amount to be waived. (Requires signature of Broker Dealer CCO or Registered Principal on page 6). Volume Discount Purchase — Check this box if your purchase of Class A shares qualifies for a volume discount. If this purchase is eligible to be combined with purchases by another person/entity as a “single purchaser” (as described in the Prospectus) for purposes of a volume discount, then provide the account number of the other person/entity. Please see the “Plan of Distribution — Volume Discounts (Class A Shares Only)” section of our Prospectus for additional information about volume discounts. The minimum required initial investment is $5,000; provided, however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact registration in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the original Subscription Agreement may receive a commission on any such additional investments in the Company. (2) INVESTOR INFORMATION (2)a (2)b (2)c (2)d (2)e For non-custodial ownership accounts, enter the exact name in which the Shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor. Enter the (required) home address, city, state, zip code, home telephone, business telephone, and email address of the investor. Note: Section 4 should contain the custodian’s mailing address. Enter an alternate mailing address if different than the home address in item (2)b. Enter the date of birth of the investor (required) and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor (required) and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor’s social security number (for identification purposes). Enter Tax ID number, if applicable. Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP, or W-8IMY) in order to make an investment. (3) ELECTRONIC DELIVERY OF REPORTS AND UPDATES We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications. By electing to receive stockholder communications electronically, you authorize the Company to (i) email stockholder communications and reports to you directly, (ii) make stockholder communications and reports available on the Company’s website and notify you by email or mail when and where such documents are available, or (iii) provide a copy of the stockholder communications and reports, or links to such stockholder communications and reports, to you on a CD, USB drive, or other electronic medium mailed to my address of record, or sent by other means of electronic delivery. The stockholder communications we may send electronically include, but are not limited to, the registration statement, Prospectus, Prospectus supplements, quarterly reports, annual reports, proxy statements, charter, bylaws, sales materials, this Subscription Agreement, and applicable exhibits, and any other stockholder communications and reports. You will not receive paper copies of these electronic materials unless you request them or unless we are unable to electronically provide you with copies of these electronic materials. We may also choose to send one or more items to you in paper form despite your consent to access them electronically. Your consent will be effective until you revoke it by terminating your registration by sending an e-mail to investorrelations@sam.com. In addition, by connecting to electronic access, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic access of stockholder relations materials. Please initial and provide an e-mail address if you choose to consent to electronic delivery. (4) FORM OF OWNERSHIP Non-Custodial Ownership: The Subscription Agreement must be completed in its entirety. Please select the appropriate type of ownership and mail the complete, initialed, signed Subscription Agreement and your form of payment made payable to Strategic Storage Trust VI, Inc. to the address on page 6. Custodial Ownership: The Subscription Agreement must be completed in its entirety. Select the appropriate type of entity; enter the exact name of the custodian, mailing address, business phone and custodial account number. Subscription Agreement must be initialed and signed by investor and sent to Custodian for execution and Medallion Signature Guarantee (MSG) or Corporate Resolution. Custodian will forward the Subscription Agreement and form of payment to the address on page 6. PAGE 1 OF 6 SST6-02-2022

(5) DISTRIBUTION OPTIONS Check the appropriate box to have the distributions mailed to the address of record (either the residence address or the mailing address that is specified in Section 2) or to a third-party or alternate address. Check the appropriate box to participate in the Distribution Reinvestment Plan (the “DRP”). If you are reinvesting pursuant to the DRP, you may elect to reinvest all or a portion of your cash distribution by indicating in Section 5 the percentage desired in case and the percentage desired to be reinvested(percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. If you participate in the DRP, we request that you notify the Company and your broker-dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards imposed by the state in which you reside. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed on the voided check or bank verification provided in response to Section 5 of the Subscription Agreement (the “Bank Account”). I (we) further authorize the Company to debit my (our) Bank Account in the event that the Company erroneously deposits additional funds into my (our) Bank Account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) Bank Account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company. (6) SUBSCRIBER SIGNATURES Please separately initial the representations in paragraphs (1) through (4) where indicated. Please note the higher suitability requirements described in the Prospectus for residents of certain states. If you are a resident of one of the states indicated, please initial the representations in paragraph (5) as applicable. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. The Subscription Agreement must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh, or qualified plan, if applicable. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation, or trust, then the general partner(s), officer(s), or trustee(s) of the entity must sign. (7) REGISTERED REPRESENTATIVE OR RIA INFORMATION This Section is to be competed and executed by the Registered Representative or RIA. If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute this Section. Please complete all broker-dealer information contained in this Section including the suitability certification (Investor State of Residence). The Subscription Agreement, which has been delivered with the Prospectus, together with a check (if applicable) for the full purchase price, should be delivered or mailed to your broker-dealer. NOTICE TO STOCKHOLDERS The Shares of common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue Shares of stock of more than three classes. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company’s common stock and (2) the designations and any preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption for the Shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the Shares of each series to the extent set, and the authority of the board of directors to set such rights and preferences to subsequent series. Such request must be made to the Secretary of the Company at its principal office. ACCEPTABLE FORMS OF PAYMENT A. Wire transfers B. Pre-printed personal checks C. Cashier’s checks over $10,000 D. Business checks when applied to company/corporate account E. Trust checks for trust accounts F. Custodial checks for IRA accounts G. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement Pay to the order of “Strategic Storage Trust VI, Inc.” WE CANNOT ACCEPT: Cash, cashier’s checks/official bank checks $10,000 or less, foreign checks, money orders, third party checks, temporary/starter checks, or traveler’s checks. Please do not send via ACH. PLEASE NOTE: Because of our anti-money laundering policies, if the investor’s name used in this Subscription Agreement/Signature Page does not match the Payer printed on the form(s) of payment, we may request documents or other evidence as we may reasonably require in order to correlate the investor’s name to the Payer on the form(s) of payment. MAILING ADDRESS Strategic Storage Trust VI, Inc. c/o Strategic Transfer Agent Services, LLC10 Terrace Road, Ladera Ranch, CA 92694 Attention: Investor Relations WIRE INSTRUCTIONS The Huntington National Bank, 7 Easton Oval (EA2W47), Columbus, OH 43219Account Name: Strategic Storage Trust VI, Inc., Account #: 01368568733, Routing #: 044000024When sending a wire, please request that the wire references the subscriber’s name in order to assure the wire is credited to the proper account. PAGE 2 OF 6 SST6-02-2022

SSTVI STRATEGIC STORAGE TRUST

SUBSCRIPTION AGREEMENT

If you need further assistance in completing this Subscription Agreement/signature page, please call Investor Relations at 866-418-5144.

(1) INVESTMENT

☐ **Initial Investment**
Minimum initial investment = $5,000
Minimum initial IRA investment = $1,500
**Unless otherwise described in the Prospectus

☐ **Additional Investment (Minimum $100.00) - Existing Account #** ____________
(Subscription Agreement or Additional Investment Subscription Agreement must be completed)

Please issue form(s) of payment payable to: Strategic Storage Trust VI, Inc.

☐ Funds Enclosed
☐ Funds Wired
☐ Check Sent Separately by: ____________

Total Invested in Class **A SHARES**	Total Invested in Class **T SHARES**	Total Invested in Class **W SHARES**
$	$	$

For ***Class A shares only***, check if applicable:

☐ **Waiver of Commission Only:**
If this box is checked, sales commission will be waived for one of the following (check one):

- ☐ If a Registered Investment Advisor (RIA) has introduced a sale and the RIA is affiliated with a Broker-Dealer, the sales commission will be waived if the sale is conducted by the RIA in his or her capacity as a Registered Representative of a Broker-Dealer.
- ☐ If an RIA has introduced a sale and the RIA is not affiliated with a Broker-Dealer, the sales commission will be waived if the sale is made pursuant to a RIA Selling Agreement.
- ☐ A participating RIA for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans (in this case, this Subscription Agreement must be signed by the participating Registered Investment Advisor).
- ☐ A participating Broker-Dealer or Registered Representative of a participating Broker-Dealer for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans. Requires signature of Broker Dealer CCO or Registered Principal (on page 6):

If for a family member pursuant to (b) of either the third or fourth checkbox above, indicate relationship: ____________

☐ **Waiver of Commission and Dealer Manager Fee: (Requires signature of Broker Dealer CCO or Registered Principal on page 6).**
Please check this box only if you are eligible for a waiver of sales commission and dealer manager fee.

Waivers of sales commissions and dealer manager fees are generally only available for purchases made by the following for their own account, IRAs, or other retirement plans: (a) our directors and officers, or (b) directors, officers, and employees of our advisor or its affiliates, including sponsors and consultants.

☐ **Volume Discount Purchase:**
Please check this box if you are eligible for a volume discount on this purchase. If this purchase is eligible to be combined with purchases by another person/entity as a "single purchaser" (as described in the Prospectus) for purposes of a volume discount, then provide the account number of the other person/entity: ____________

(2) INVESTOR INFORMATION (REQUIRED)

SECTION (2)a

NAME OF INVESTOR, TRUSTEE OR AUTHORIZED SIGNER **(REQUIRED)** ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ____________

NAME OF JOINT INVESTOR

NAME OF TRUST, BUSINESS OR PLAN (ALL SIGNERS MUST COMPLETE PERSONAL & ENTITY INFORMATION BELOW)

SECTION (2)b

INVESTOR, TRUSTEE OR AUTHORIZED SIGNER'S **STREET ADDRESS (REQUIRED) - NO P.O. BOX**

CITY | STATE | ZIP CODE

HOME PHONE **(REQUIRED)** | BUSINESS PHONE | PHONE EXTENSION

SECTION (2)c

ALTERNATIVE MAILING ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

SECTION (2)d

INVESTOR DATE OF BIRTH (MM/DD/YYYY) **(REQUIRED)** (TRUST OR ENTITY DATE)

JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY)

ENTITY TAX ID # (If Applicable)

INVESTOR SSN# **(REQUIRED)**

JOINT INVESTOR / AUTHORIZED SIGNER SSN#

SECTION (2)e

Please indicate Citizenship Status **(REQUIRED)**: if a box is not checked, U.S. Citizenship will be applied by default.

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien* - Country of Origin ____________

*If non-resident alien, investor must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP, or W-8IMY) in order to make an investment.

PAGE 3 OF 6

SST6-02-2022

(3)
ELECTRONIC DELIVERY OF REPORTS AND UPDATES

Initial here

Initial here

Instead of receiving paper copies of the registration statement, Prospectus, Prospectus supplements, quarterly reports, annual reports, proxy statements, charter, bylaws, sales materials, this Subscription Agreement, and applicable exhibits, and any other stockholder communications and reports (including, but not limited to, those specified in this sentence), I (a) authorize the Company and consent to electronic delivery of this Subscription Agreement, the Prospectus, and any other stockholder communications and reports delivered therewith, and (b) authorize the Company to electronically deliver to me all stockholder communications and reports from the Company. In making this authorization, I hereby consent for the Company to electronically send me stockholder communications and reports, including my account-specific information, by either (i) emailing stockholder communications and reports to me directly, (ii) making stockholder communications and reports available on the Company's website and notify me by email or mail when and where such documents are available, or (iii) providing a copy of the stockholder communications and reports, or links to such stockholder communications and reports, to me on a CD, USB drive, or other electronic medium mailed to my address of record, or sent by other means of electronic delivery.

(You must provide an e-mail address if you choose this option.)
E-mail address: ______________________________

We also provide an investor portal at www.strategicreitportal.com at which you can access documents related to your investment.

(4)
FORM OF OWNERSHIP

NON-CUSTODIAL OWNERSHIP

- ☐ **Individual** — Investor must sign, initial, & date
- ☐ **Joint Tenants with Right of Survivorship** — All parties must sign, initial, & date
- ☐ **Tenants in Common** — All parties must sign, initial, & date
- ☐ **Community Property** — All parties must sign, initial, & date
- ☐ **Transfer on Death** — Include Transfer on Death Form
- ☐ **Pension, Profit Sharing Plan or 401K** — Trustee or custodian signature required. Include copy of plan document
- ☐ **Trust - Include a copy of the Trust or Certificate of Trust** — Trustee or Grantor signature(s) required
  - ☐ Currently Revocable
  - ☐ Irrevocable
  - ______________ Date Established (Required)
- ☐ **Corporation** — Include copy of Corporate Documents. Authorized officer(s) must sign, initial, and date.
  - ☐ S-Corp
  - ☐ C-Corp
- ☐ **Uniform Gift to Minors Act / Uniform Transfers to Minors Act** — Custodian must sign, initial, & date
- ☐ **Partnership or LLC** — Authorized Agent must sign, initial, & date. Partnership or Operating Agreement required.
- ☐ **Other:** ______________ (Specify) — Include any pertinent documents

CUSTODIAL OWNERSHIP

SEND ALL PAPERWORK DIRECTLY TO THE CUSTODIAN

- ☐ **IRA** ______________ (Type)
- ☐ **Qualified Pension or Profit Sharing Plan**
- ☐ **Non-Qualified Custodian Account**
- ☐ **Other:** ______________ (Specify)

☐ Inherited/Beneficiary IRA
Deceased's Name (required)

NAME OF CUSTODIAN OR TRUSTEE

MAILING ADDRESS

CITY | STATE | ZIP CODE | BUSINESS PHONE

TO BE COMPLETED BY CUSTODIAN OR OTHER ADMINISTRATOR

CUSTODIAN TAX ID | CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

Custodian Medallion Signature Guarantee

SIGNATURE OF CUSTODIAN (IF APPLICABLE) | DATE **(REQUIRED)**

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNT IS ADMINISTERED BY A THIRD PARTY)

(5)
DISTRIBUTION OPTIONS

ALL DISTRIBUTIONS FOR CUSTODIAL ACCOUNTS WILL BE SENT TO THE CUSTODIAN

(REQUIRED)

If a box is not checked below, 100% of your distributions will be paid in cash and sent to the address of record.

☐ **Cash Distributions Directed To:**

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

MAILING ADDRESS

CITY | STATE | ZIP CODE

BANK ABA# (FOR ACH ONLY) | ACCOUNT #

- ☐ **Via Direct Deposit (ACH)** — Complete information above. See ACH language in Section 5 of the instructions.
  - ☐ Checking **(MUST ENCLOSE VOIDED CHECK)**
  - ☐ Savings **(VERIFICATION FROM BANK MUST BE PROVIDED)**
- ☐ **Mail to Alternate Address (2c)**
- ☐ **Mail to Street Address (2b)**
- ☐ **Distribution Reinvestment Plan (DRP)** — Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus.
  - ________ % of each distribution in DRP
  - ________ % of each distribution in cash **(TOTAL MUST EQUAL 100%)**

New Jersey Investors Only

Initial here

New Jersey investors are advised that the Class A and Class T shares will be subject to upfront selling commissions and/or dealer manager fees of up to 6% and 3%, respectively, of the gross offering proceeds of shares sold in the primary offering and that the Class T shares are subject to a stockholder servicing fee and the Class W shares are subject to a dealer manager servicing fee. Upfront commissions and fees will reduce the amount of the purchase price that is available for investment and will cause the per share purchase price to be greater than the estimated value per share that will be reflected on my account statement (by broker-dealers reporting a valuation calculated in accordance with FINRA Rule 2231(c)(1)(A) relating to net investment valuation guidelines). The stockholder servicing fee and dealer manager servicing fee may also reduce the amount of distributions that are paid with respect to Class T and Class W shares.

(MUST ENCLOSE A VOIDED CHECK OR VERIFICATION FROM BANK)

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SST6-02-2022

Please separately initial each of the representations (1) through (4) and any applicable representation in (5) below. Except in the case (6)SUBSCRIBER SIGNATURES of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Strategic Storage Trust VI, Inc. to accept this subscription, I hereby represent and warrant to you as follows: (REQUIRED) JOINT (SIGNATURE/INITIAL & DATE REQUIRED) ALL ITEMS MUST BE READ AND INITIALED. OWNER/ OWNER CUSTODIAN (1) I have received the final Prospectus of Strategic Storage Trust VI, Inc. (2) I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or (ii) a net worth (as described above) of at least $70,000 and have a minimum of $70,000 gross annual income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.” I will not purchase additional Shares unless I meet those suitability requirements at the time of purchase. (3) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. (4) I am purchasing the Shares for my own account or, if I am purchasing shares on behalf of a trust or other entity of which I am trustee or authorized agent, then I represent that I have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am trustee or authorized agent. (5) PLEASE SEPARATELY INITIAL, ONLY AS APPLICABLE, THE ITEMS BELOW. INITIAL AS APPLICABLE For these purposes, unless otherwise specified below, “net worth” in all cases should be calculated excluding the value of an investor’s home, home furnishings, and automobiles. Unless otherwise specified below, “liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities. If I am an Alabama resident, I acknowledge that Shares will only be sold to residents of the State of Alabama representing that they have a liquid net worth of at least 10 times their investment in this Company and its affiliates. If I am a California resident, I acknowledge that my investment must not exceed 10% of my net worth. If I am an Idaho resident, I acknowledge that Idaho investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in the Company shall not exceed 10% of his or her liquid net worth. If I am a Kansas resident, I acknowledge that it is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs. For these purposes, “liquid net worth” is defined as that portion of total net worth that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Accepted Accounting Principles. If I am a Kentucky resident, I acknowledge that my aggregate investment in this Company and any affiliate non-publicly traded REITs must not exceed 10% of my liquid net worth. If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. If I am a Massachusetts resident, I acknowledge that Massachusetts investors may not invest more than 10% of their liquid net worth in this Company, in illiquid business development companies, illiquid REITs, and illiquid direct participation programs. If I am a Missouri resident, I acknowledge that no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the Company’s shares. If I am a Nebraska resident, I acknowledge that, in addition to the suitability standards above, Nebraska investors must limit their aggregate investment in the Company’s shares and in other non-publicly traded REITs to 10% of their net worth. Accredited investors, as defined in 17 C.F.R. § 230.501, as amended, are not subject to this limitation. If I am a New Jersey resident, I acknowledge that (i) shares will only be sold to residents of New Jersey who have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of at least $85,000, or (b) a minimum liquid net worth of $350,000, and (ii) a New Jersey investor’s investment in this Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth. If I am a New Mexico resident, I acknowledge that, in addition to the suitability standards above, the State of New Mexico requires that each investor in that state limit his or her investment in this Company, its affiliates, and other non-traded real estate investment trusts to not more than ten percent (10%) of their liquid net worth. If I am a North Dakota resident, I acknowledge that Shares will only be sold to residents of the State of North Dakota representing that they have a net worth of at least 10 times their investment in this Company and that they meet one of this Company’s suitability standards. If I am an Ohio resident, I acknowledge that it shall be unsuitable for an Ohio investor’s aggregate investment in shares of this Company, its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. If I am an Oregon resident, I acknowledge that Shares will only be sold to residents of the State of Oregon representing that they have a liquid net worth of at least 10 times their investment in this Company and its affiliates and that they meet one of this Company’s suitability standards. If I am a Pennsylvania resident, I acknowledge that my investment in this Company must be no more than 10% of my net worth. If I am a Tennessee resident, I acknowledge that my investment in this Company must not exceed 10% of my liquid net worth (exclusive of home, home furnishings and automobiles). If I am a Vermont resident, I acknowledge that accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, as amended, may invest freely in this offering. I also acknowledge that, in addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. Your sale is not final for five (5) business days after your receipt of the final Prospectus. We will deliver a confirmation of sale to you after your purchase is completed. TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CERTIFICATION (required): The investor signing below, under penalties of perjury, certifies that (1) the number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien), unless I have otherwise indicated in Section 2 above. CERTIFICATION INSTRUCTIONS: You must cross out certification 2 in the previous paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. I understand that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and depositing funds. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. SIGNATURE OF OWNER (REQUIRED) SIGNATURE OF JOINT OWNER OR BENEFICIAL OWNER (REQUIRED)DATE (REQUIRED) DATE (REQUIRED) PAGE 5 OF 6 SST6-02-2022

(7) REGISTERED REPRESENTATIVE OR RIA INFORMATION TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA The Registered Representative or Registered Investment Advisor (“RIA”) must sign below to complete the order. The Registered Representative or RIA warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence. BROKER-DEALER OR RIA FIRM NAME (REQUIRED) The undersigned confirm on behalf of the Broker-Dealer or RIA Firm that they (1) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct, and complete in all respects; (2) have discussed such investor’s prospective purchase of Shares with such investor; (3) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (4) have delivered a current Prospectus and related supplements, if any, to such investor; (5) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (6) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) REPRESENTATIVE # (REQUIRED) FIRM CRD # (REQUIRED) REP / RIA CRD # (REQUIRED) BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX EMAIL ADDRESS (REQUIRED) CITY CITY REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX BUSINESS PHONE (REQUIRED) SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISORS (REQUIRED) SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER) (REQUIRED FOR ALL WAIVER OF COMMISSION &/OR IF REQURIED BY BROKER DEALER / RIA FIRM) BUSINESS PHONE (REQUIRED) FAX # FAX # STATE STATE ZIP CODE ZIP CODE DATE (REQUIRED) DATE(S) (REQUIRED) BRANCH ID # I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. (Not applicable for RIAs.) INVESTOR STATE OF RESIDENCE (REQUIRED) X X / X All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus entirely for a complete explanation of an investment in Strategic Storage Trust VI, Inc. MAIL TO: Strategic Storage Trust VI, Inc. c/o Strategic Transfer Agent Services, LLC 10 Terrace Road, Ladera Ranch, CA 92694Attention: Investor Relations Wire Information: The Huntington National Bank, 7 Easton Oval (EA2W47), Columbus, OH 43219Account Name: Strategic Storage Trust VI, Inc., Account #: 01368568733, Routing #: 044000024 Investor Relations Toll Free Phone Line: 866-418-5144 PAGE 6 OF 6 SST6-02-2022

APPENDIX B

STRATEGIC STORAGE TRUST VI, INC.

AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

Effective as of March 17, 2022

Strategic Storage Trust VI, Inc., a Maryland corporation (the “Company”), has adopted this amended and restated distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.

1. Distribution Reinvestment. As agent for the stockholders of the Company (“Stockholders”) who (A) purchased Class P shares pursuant to the Company’s private offering (the “Private Offering”) detailed in that certain confidential private placement memorandum dated February 26, 2021, and any amendments or supplements thereto (the “Memorandum”), or (B) purchase Class A shares, Class T shares or Class W shares pursuant to the Company’s initial public offering (the “Initial Public Offering”), or (C) purchase Class P shares, Class A shares, Class T shares or Class W shares (collectively, the “Shares”) pursuant to any subsequent offering of the Company (“Subsequent Offering,” each of the Private Offering, the Initial Public Offering and Subsequent Offering is an “Offering”) and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of Shares of the same class for such participating Stockholders directly.

2. Effective Date. The DRP was approved by the Board of Directors and became effective on March 17, 2022. Any additional amendment or amendment and restatement to the DRP shall be effective as provided in Section 12.

3. Eligibility and Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Private Offering, the Initial Public Offering or purchases shares in any Subsequent Offering, and who has received a Memorandum or a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), as applicable, may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or participating dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization.

Once enrolled, a Participant may continue to purchase stock under the DRP until the Company has terminated the DRP. A Participant can choose to have all or a portion of Distributions reinvested through the DRP. A Participant may also change the percentage of Distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.

Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4. Purchase of Shares. Participants may acquire DRP Shares from the Company as follows: (i) stockholders who purchased Class P shares in the Private Offering will pay a price equal to 95% of the latest per share offering price offered in the Private Offering, (ii) stockholders who purchased Class A shares will pay a price equal to approximately $9.81 per Class A share; (iii) stockholders who purchased Class T shares will pay a price equal to $9.50 per Class T share; and (iv) stockholders who purchased Class W shares will pay a price equal to $9.40 per Class W share. The DRP Share price for the Class P shares, Class A shares, the Class T shares, and the Class W shares was determined by the board of directors in its business judgment. The board of directors may set or change the DRP Share price for the purchase of Class P shares, Class A shares, Class T shares, and Class W shares at any time in its sole and absolute discretion based upon the Company’s estimated net asset value per share, when calculated, or such factors as it deems appropriate, and without amending this DRP. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.

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Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) Shares registered, or to be registered, with the SEC in an Offering for use in the DRP (a “Registration”), or (b) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national securities exchange (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market or registered in a Registration for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to the Initial Public Offering.

If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make an Offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

5. No Commissions or Other Charges. No dealer manager fee, stockholder servicing fees, dealer manager servicing fees nor sales commissions will be paid with respect to the DRP Shares.

6. Exclusion of Certain Distributions. The board of directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in Shares under the DRP.

7. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

8. Stock Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

9. Voting. A Participant may vote all Shares acquired through the DRP.

10. Reports. Within 30 days after the end of each fiscal quarter, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

11. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.

12. Amendment or Termination of DRP by the Company. The board of directors of the Company may by majority vote (including a majority of the Independent Directors) amend, modify, suspend or terminate the DRP for any reason upon 10 days’ written notice to the Participants; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the plan, as specified above.

13. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

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